Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205481 on Post-Effective Amendment No.1 to Form S-8 of The Kraft Heinz Company of our report dated June 21, 2021 appearing in this Annual Report on Form 11-K of Kraft Heinz Union Savings Plan for the year ended December 31, 2020.

                        /s/Crowe LLP
                        Crowe LLP

Oak Brook, Illinois
June 21, 2021